Exhibit 99.3

Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of AdvancePCS (the Company) on Form 10-K/A for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I Yon Y. Jorden, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ YON Y. JORDEN

Yon Y. Jorden Chief Financial Officer

July 18, 2003